Exhibit 3.23

CERTIFICATE OF FORMATION

ENTERCOM SACRAMENTO, LLC

In compliance with the requirements of the Delaware Limited Liability Company Act, as amended, the undersigned, desiring to organize a limited liability company, hereby certifies as follows:

1. The name of the limited liability company is: Entercom Sacramento, LLC.

2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company

3. This Certificate shall be effective immediately upon filing.

I, THE UNDERSIGNED, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, as amended, does hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto signed as of this 14th day of January, 1999.

/s/ John C. Donlevie
John C. Donlevie
Authorized Representative

CERTIFICATE OF AMENDMENT

OF

ENTERCOM SACRAMENTO, LLC

1. The name of the limited liability company is Entercom Sacramento, LLC (the “Company”).

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“2. The address of the registered office of the Company in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the registered agent at such address is SR Services, LLC.”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment the 17th day of July, 2000.

SOLE MEMBER: ENTERCOM RADIO, LLC

By:	/s/ John C. Donlevie
Name:	John C. Donlevie
Title:	Executive Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is

Entercom California, LLC

2. The Registered Office of the limited liability company in the State of Delaware is

changed to	Corporation Trust Center, 1209 Orange Street

(street), in the City of	Wilmington ,

Zip Code 19801 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is

THE CORPORATION TRUST COMPANY

By:	/s/ Andrew P. Sutor, IV
Authorized Person

Name:	Andrew P. Sutor, IV, Authorized Person
Print or Type

Certificate Of Merger

of

Entercom San Francisco, LLC

into

Entercom Sacramento, LLC

Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware, Entercom Sacramento, LLC, hereby certifies that:

1. The name and jurisdiction of formation of the surviving limited liability company is: Entercom Sacramento, LLC, a Delaware limited liability company; and the name and jurisdiction of formation of the limited liability company being merged into this surviving limited liability company is: Entercom San Francisco, LLC, a Delaware limited liability company.

2. An Agreement of Merger has been approved and executed by each of the domestic limited liability companies.

3. The name of the surviving domestic limited liability company shall be changed to: Entercom California, LLC. To that end, the surviving limited liability company is hereby amending Article First of its Certificate of Formation to read as follows:

FIRST: The name of the limited liability company is Entercom California, LLC.

4. This Certificate of Merger shall be effective upon filing in the office of the Secretary of State of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent limited liability companies is on file at the principal place of business of the surviving limited liability company at 5345 Madison Avenue, Suite 100, Sacramento, CA 94103.

6. A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request and without cost, to any member of either of the aforesaid constituent limited liability companies.

IN WITNESS WHEREOF, Entercom Sacramento, LLC has caused this Certificate to be signed by its Executive Vice President, and attested by its Assistant Secretary, on the 11th day of April 2011.

Entercom Sacramento, LLC

By:	/s/ John C. Donlevie
Name:	John C. Donlevie
Title:	Executive Vice President

ATTEST

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Assistant Secretary
Entercom Sacramento, LLC